SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2001
(To Prospectus dated August 7, 2001)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    Asset-Backed Certificates, Series 2001-3

                               -----------------


--------------------------
The Class A Certificates      The Class A Certificates
represent obligations of
the trust only and do not     o  This supplement relates to the offering of
represent an interest in         the Class A Certificates of the series
or obligation of                 referenced above. This supplement does not
CWABS, Inc.,                     contain complete information about the
Countrywide Home                 offering of the Class A Certificates.
Loans, Inc.,                     Additional information is contained in the
Countrywide Home                 prospectus supplement dated August 7, 2001,
Loans Servicing LP or            prepared in connection with the offering of
any of their affiliates.         the offered Certificates of the series
                                 referenced above and in the prospectus of the
This supplement may be           depositor dated August 7, 2001. You are urged
used to offer and sell the       to read this supplement, the prospectus
offered certificates only        supplement and the prospectus in full.
if accompanied by the
prospectus supplement         o  As of August 25, 2004, the certificate
and the prospectus.              principal balance of the Class A Certificates
--------------------------       was approximately $13,934,277.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 9, 2004

                               THE MORTGAGE POOL

     As of August 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 347 Mortgage Loans having an aggregate Stated Principal Balance of approximately $34,334,277.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                       As of August 1, 2004
                                                   ---------------------------


Total Number of Mortgage Loans.....................             347
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
       30-59 days..................................            6.92%
       60-89 days..................................            0.58%
       90+ days or more (excluding pending                     2.59%
       foreclosures)...............................           ------
       Total Delinquencies.........................           10.09%
                                                              ======
Foreclosures Pending...............................            6.92%
                                                              ------
Total Delinquencies and foreclosures pending.......           17.01%
                                                              ======


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Twenty (20) Mortgage Loans in the Mortgage Pool have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due

Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                                 Delinquency and Foreclosure Experience
                                          --------------------------------------------------------------------------------
                                                  As of December 31, 2000                    As of December 31, 2001
                                          ---------------------------------------  ---------------------------------------
                                            Principal Balance        Percentage        Principal Balance        Percentage
                                          --------------------    ---------------   -----------------------   -------------
Total Portfolio                           $  10,618,065,421.51        100.00%        $  16,113,058,684.95         100.00%
Delinquency Percentage
30-59 Days                                $     864,838,690.77          8.14%        $   1,437,602,151.97           8.92%
60-89 Days                                      297,082,364.46          2.80               440,975,276.56           2.74
90+ Days                                        131,030,594.44          1.23               186,062,549.32           1.15
                                          --------------------    ---------------   -----------------------   -------------
   Sub-Total                              $   1,292,951,649.67         12.18%        $   2,064,639,977.85          12.81%
                                          --------------------    ---------------   -----------------------   -------------
Foreclosure Rate                          $     329,284,407.33          3.10%        $     670,195,427.54           4.16%
Bankruptcy Rate                           $     147,276,258.29          1.39%        $     381,462,318.31           2.37%



                                                                 Delinquency and Foreclosure Experience
                                          --------------------------------------------------------------------------------
                                                  As of December 31, 2002                    As of December 31, 2003
                                          ---------------------------------------  ---------------------------------------
                                            Principal Balance        Percentage        Principal Balance        Percentage
                                          --------------------    ---------------   -----------------------   -------------
Total Portfolio                           $  22,769,082,711.09        100.00%        $  39,058,523,423.20         100.00%
Delinquency Percentage
30-59 Days                                $   1,591,562,076.96          6.99%        $   2,409,274,879.48           6.17%
60-89 Days                                      541,119,231.96          2.38               728,740,335.77           1.87
90+ Days                                        226,171,736.77          0.99               210,424,049.89           0.54
                                          --------------------    ---------------   -----------------------   -------------
   Sub-Total                              $   2,358,853,045.69         10.36%        $   3,348,439,265.14           8.57%
                                          --------------------    ---------------   -----------------------   -------------
Foreclosure Rate                          $     633,348,957.76          2.78%        $     692,149,703.63           1.77%
Bankruptcy Rate                           $     551,267,050.86          2.42%        $     609,395,518.03           1.56%



                                                Delinquency and Foreclosure
                                                         Experience
                                          -------------------------------------
                                                     As of June 30, 2004
                                          -------------------------------------
                                            Principal Balance        Percentage
                                          ---------------------   -------------
Total Portfolio                           $  54,864,000,522.64        100.00%
Delinquency Percentage
30-59 Days                                $   3,002,543,693.60          5.47%
60-89 Days                                      855,471,629.90          1.56
90+ Days                                        236,162,097.09          0.43
                                          --------------------    -------------
   Sub-Total                              $   4,094,177,420.59          7.46%
                                          --------------------    -------------
Foreclosure Rate                          $     861,446,764.26          1.57%
Bankruptcy Rate                           $     688,299,158.77          1.25%



     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of August 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A Certificates was approximately $13,934,277, evidencing a beneficial ownership interest of approximately 40.58% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $13,934,277 and evidenced in the aggregate a beneficial ownership interest of approximately 40.58% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $20,400,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 59.42% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six- month LIBOR Mortgage Index remains constant at 2.01% per annum and the level of One-Month LIBOR remains constant at 1.70% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A Certificates is September 9, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.



                                Percent of Certificate Principal Balance Outstanding

                                           0%             80%            100%            150%           200%
                                          ---             ---            ----            ----           ----
Distribution Date
-----------------

Initial Percentage                        100             100             100             100            100
August 25, 2005..................         100             100             100             100            95
August 25, 2006..................         100             100             100             73             45
August 25, 2007..................         100             96              78              44             22
August 25, 2008..................         100             75              57              26             11
August 25, 2009..................         100             58              41              16              5
August 25, 2010..................         100             45              30              10              3
August 25, 2011..................         100             35              22               6              1
August 25, 2012..................         100             27              16               4              1
August 25, 2013..................         100             20              11               2              0
August 25, 2014..................         100             16               8               1              0
August 25, 2015..................         100             12               6               1              0
August 25, 2016..................         100              9               4               0              0
August 25, 2017..................         100              7               3               0              0
August 25, 2018..................         100              5               2               0              0
August 25, 2019..................         100              4               1               0              0
August 25, 2020..................         100              3               1               0              0
August 25, 2021..................         100              2               1               0              0
August 25, 2022..................         100              2               1               0              0
August 25, 2023..................         100              1               0               0              0
August 25, 2024..................          94              1               0               0              0
August 25, 2025..................          84              1               0               0              0
August 25, 2026..................          74              0               0               0              0
August 25, 2027..................          62              0               0               0              0
August 25, 2028..................          49              0               0               0              0
August 25, 2029..................          35              0               0               0              0
August 25, 2030..................          20              0               0               0              0
August 25, 2031..................          3               0               0               0              0
August 25, 2032..................          0               0               0               0              0
Weighted Average Life in years (1)       23.73           6.68            5.33            3.35           2.29
Weighted Average Life in years (1)(2)    12.96           1.46            1.13            0.71           0.46


         ---------------------------------------
         (1) Determined as specified in the Prospectus Supplement.
         (2) To the related Optional Termination Date.



                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since August, 2001, the amendment did not make any changes that are material to the availability of exemption relief for the purchase of the Class A Certificates.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Services, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                 CWABS 2001-3



Summary of Loans in Mortgage Pool (As of
Calculation Date)

                                                                                          Range
                                                                                          -----


Total Number of Mortgage Loans                                                 347
Total Outstanding Principal Balance                                    $34,334,277
Average Principal Balance                                                  $98,946          354.00 to   $634,921
Weighted Average Mortgage Rate                                              9.746%            0.07 to    20.250%
Net Weighted Average Mortgage Rate                                          8.205%            0.05 to    19.741%
Adjustable Rate Mortgage Loan Characteristics
           Weighted Average Gross Margin                                    6.740%            0.05 to    12.000%
           Weighted Average Maximum Mortgage Rate                          16.967%            0.14 to    23.375%
           Weighted Average Minimum Mortgage Rate                          10.065%            0.07 to    16.375%
           Weighted Average Initial Periodic Rate Cap                       1.480%            0.01 to     3.000%
           Weighted Average Subsequent Periodic Rate Cap                    1.452%            0.01 to     1.500%
Weighted Average Original Term (months)                                        342          120.00 to        360
Weighted Average Remaining Term (months)                                       304            1.00 to        325
Weighted Average Loan-to-Value Ratio                                        77.06%            0.08 to    100.00%
Weighted Average FICO Credit Score                                             590


                                 CWABS 2001-3


Mortgage Loan Programs


                                                    Number of              Aggregate             % of Aggregate
         Description                                Mortgage Loans         Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         6 Months LIBOR                                            3                $446,428                   1.30 %
         2-Year/13-Year LIBOR                                      1                 $39,870                   0.12
         2-Year/28-Year LIBOR                                     96             $11,532,730                  33.59
         3-Year/27-Year LIBOR                                     20              $2,350,083                   6.84
         FIXED 15-Year - Credit Comeback                          17                $724,944                   2.11
         FIXED 15-Year                                            14                $401,436                   1.17
         FIXED 30-Year - Credit Comeback                          51              $6,483,293                  18.88
         FIXED 30-Year                                            48             $10,037,597                  29.23
         FIXED 10-Year - Second Lien                               3                $111,855                   0.33
         FIXED 15-Year - Second Lien                              79              $1,704,766                   4.97
         FIXED 20-Year - Second Lien                               3                 $74,999                   0.22
         FIXED 30/15 Balloon                                       3                 $97,418                   0.28
         FIXED 30/15 Balloon - Second Lien                         9                $328,856                   0.96
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================

Mortgage Loan Principal Balances


         Range of Mortgage Loan                     Number of              Aggregate             % of Aggregate
         Principal Balances ($)                     Mortgage Loans         Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         $0 - $25000                                              97              $1,693,734                   4.93 %
         $25000.01 - $50000                                      115              $4,130,682                  12.03
         $50000.01 - $75000                                       43              $2,530,043                   7.37
         $75000.01 - $100000                                      13              $1,127,259                   3.28
         $100000.01 - $ 150000                                     8              $1,003,944                   2.92
         $150000.01 - $ 200000                                     3                $527,708                   1.54
         $200000.01 - $ 250000                                     1                $248,222                   0.72
         $250000.01 - $ 300000                                    25              $7,185,468                  20.93
         $300000.01 - $ 350000                                    22              $7,164,683                  20.87
         $350000.01 - $ 400000                                     6              $2,216,768                   6.46
         $400000.01 - $ 450000                                     7              $2,930,419                   8.53
         $450000.01 - $ 500000                                     4              $1,914,521                   5.58
         $500000.01 - $ 550000                                     2              $1,025,905                   2.99
         $600000.01 - $ 650000                                     1                $634,921                   1.85
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================




                                 CWABS 2001-3


Mortgage Rates


         Range of Mortgage                          Number of              Aggregate             % of Aggregate
         Rates (%)                                  Mortgage Loans         Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         6.501 - 7.000                                             4              $1,342,129                   3.91 %
         7.001 - 7.500                                             9              $2,706,928                   7.88
         7.501 - 8.000                                            17              $5,719,927                  16.66
         8.001 - 8.500                                            11              $2,949,301                   8.59
         8.501 - 9.000                                            14              $2,601,940                   7.58
         9.001 - 9.500                                            12              $2,240,265                   6.52
         9.501 - 10.000                                           24              $4,125,223                  12.01
         10.001 - 10.500                                          22              $3,138,584                   9.14
         10.501 - 11.000                                          24              $2,354,478                   6.86
         11.001 - 11.500                                          13                $566,713                   1.65
         11.501 - 12.000                                          20                $766,749                   2.23
         12.001 - 12.500                                          19                $673,198                   1.96
         12.501 - 13.000                                          28              $1,058,332                   3.08
         13.001 - 13.500                                          34              $1,465,922                   4.27
         13.501 - 14.000                                          56              $1,397,150                   4.07
         14.001 - 14.500                                          19                $628,336                   1.83
         14.501 - 15.000                                           7                $233,466                   0.68
         15.001 - 15.500                                           6                $145,117                   0.42
         15.501 - 16.000                                           3                $100,383                   0.29
         16.001 - 16.500                                           2                 $68,123                   0.20
         17.001 - 17.500                                           2                 $32,934                   0.10
         20.001 - 20.500                                           1                 $19,078                   0.06
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================


Months Remaining to Maturity


         Months Remaining                           Number of              Aggregate             % of Aggregate
         to Maturity                                Mortgage Loans         Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         1 - 120                                                   5                $131,972                   0.38 %
         121 - 180                                               123              $3,318,259                   9.66
         181 - 300                                                 8                $544,664                   1.59
         301 - 360                                               211             $30,339,382                  88.36
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================



Loan-to-Value Ratios



         Range of                                   Number of              Aggregate             % of Aggregate
         Loan-to-Value Ratios (%) (1)               Mortgage Loans         Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         50.00 or Less                                            36              $1,679,590                   4.89 %
         50.01-55.00                                               8                $307,329                   0.90
         55.01-60.00                                              16              $1,461,460                   4.26
         60.01-65.00                                              22              $1,657,147                   4.83
         65.01-70.00                                              49              $3,726,448                  10.85
         70.01-75.00                                              39              $4,692,235                  13.67
         75.01-80.00                                              48              $7,761,512                  22.61
         80.01-85.00                                              38              $5,566,961                  16.21
         85.01-90.00                                              28              $3,830,282                  11.16
         90.01-95.00                                               5                $529,701                   1.54
         95.01-100.00                                             58              $3,121,613                   9.09
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================
         (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
         Loan-to-Value Ratio with respect to any second lien mortgage loan.




                                 CWABS 2001-3


State Distribution of Mortgaged Properties


                                                   Number of               Aggregate             % of Aggregate
         State                                     Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         Alabama                                                   3                 $63,137                   0.18 %
         Arizona                                                   6                $406,219                   1.18
         Arkansas                                                  3                $157,108                   0.46
         California                                               46             $11,048,341                  32.18
         Colorado                                                  6                $667,132                   1.94
         Connecticut                                               2                $424,963                   1.24
         Delaware                                                  1                $117,618                   0.34
         Washington, DC                                            3                $341,094                   0.99
         Florida                                                  13                $326,287                   0.95
         Georgia                                                  13              $1,381,212                   4.02
         Idaho                                                     6                $180,801                   0.53
         Illinois                                                  7                $604,545                   1.76
         Indiana                                                  14                $381,817                   1.11
         Iowa                                                      3                 $61,984                   0.18
         Kansas                                                    3                $128,758                   0.38
         Kentucky                                                  4                $172,907                   0.50
         Louisiana                                                 8                $410,509                   1.20
         Maine                                                     1                 $43,503                   0.13
         Maryland                                                  8                $621,210                   1.81
         Massachusetts                                             3                $334,933                   0.98
         Michigan                                                 17              $1,215,920                   3.54
         Minnesota                                                 3                $328,355                   0.96
         Mississippi                                               7                $231,772                   0.68
         Missouri                                                  6                $173,079                   0.50
         Nebraska                                                  2                 $43,055                   0.13
         Nevada                                                    1                 $22,807                   0.07
         New Jersey                                                7              $2,228,994                   6.49
         New Mexico                                                2                 $69,423                   0.20
         New York                                                 13              $1,497,458                   4.36
         North Carolina                                           10              $1,751,673                   5.10
         Ohio                                                     10                $393,746                   1.15
         Oklahoma                                                  7                $240,365                   0.70
         Pennsylvania                                             20                $768,234                   2.24
         South Carolina                                            8                $629,484                   1.83
         Tennessee                                                 7                $165,660                   0.48
         Texas                                                    36              $3,691,053                  10.75
         Utah                                                      1                 $33,365                   0.10
         Virginia                                                 14              $1,349,159                   3.93
         Washington                                               14              $1,139,480                   3.32
         West Virginia                                             1                 $41,716                   0.12
         Wisconsin                                                 8                $445,401                   1.30
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================




                                 CWABS 2001-3


Range of FICO Credit Scores


                                                   Number of               Aggregate             % of Aggregate
         Range of Fico Credit Scores               Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         741 - 760                                                 1                 $23,925                   0.07 %
         701 - 720                                                 2                 $54,233                   0.16
         681 - 700                                                 1                 $18,130                   0.05
         661 - 680                                                10              $1,409,261                   4.10
         641 - 660                                                26              $2,821,379                   8.22
         621 - 640                                                45              $4,720,844                  13.75
         601 - 620                                                51              $7,665,661                  22.33
         581 - 600                                                43              $4,051,462                  11.80
         561 - 580                                                54              $4,151,102                  12.09
         541 - 560                                                35              $3,632,758                  10.58
         521 - 540                                                44              $3,233,212                   9.42
         501 - 520                                                20              $1,444,354                   4.21
         500 or Less                                              14              $1,069,179                   3.11
         Not Available                                             1                 $38,776                   0.11
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================



Types of Mortgaged Properties


                                                   Number of               Aggregate             % of Aggregate
         Description                               Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         Single Family Residence                                 297             $26,231,915                  76.40 %
         Planned Unit Development                                 29              $6,396,072                  18.63
         Low Rise Condominium                                      6                $747,534                   2.18
         2 - 4 Family Residence                                    8                $679,170                   1.98
         Manufactured Housing (1)                                  7                $279,586                   0.81
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                 100.00 %
         =============================================================================================================
         (1) Treated as real property.



Purpose of Mortgage Loan


                                                   Number of               Aggregate             % of Aggregate
         Description                               Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         Refinance (Cash Out)                                    189             $22,068,268                   64.27 %
         Purchase                                                106              $7,947,275                   23.15
         Refinance (Rate/Term)                                    52              $4,318,735                   12.58
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                  100.00 %
         =============================================================================================================




                                 CWABS 2001-3


Occupancy Types


                                                   Number of               Aggregate             % of Aggregate
         Occupancy Type                            Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         Owner Occupied                                          334             $33,605,802                   97.88 %
         Non-owner Occupied                                       12                $402,700                    1.17
         Second Home                                               1                $325,775                    0.95
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                  100.00 %
         =============================================================================================================



Document Types


                                                   Number of               Aggregate             % of Aggregate
         Document Type                             Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         Full Documentation                                      296             $24,657,250                   71.82 %
         Stated                                                   38              $7,794,939                   22.70
         Simple                                                   13              $1,882,088                    5.48
         -------------------------------------------------------------------------------------------------------------
         Total                                                   347             $34,334,277                  100.00 %
         =============================================================================================================



Gross Margin
(Excludes Fixed Rate Mortgages)


         Range of                                  Number of               Aggregate             % of Aggregate
         Gross Margins                             Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         4.001 - 5.000                                             2                 $68,050                    0.47 %
         5.001 - 6.000                                            19              $3,334,801                   23.21
         6.001 - 7.000                                            54              $7,475,531                   52.03
         7.001 - 8.000                                            26              $2,169,307                   15.10
         8.001 - 9.000                                            10                $818,892                    5.70
         9.001 - 10.000                                            5                $362,069                    2.52
         10.001 - 11.000                                           1                 $31,616                    0.22
         11.001 - 12.000                                           3                $108,845                    0.76
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================




                                 CWABS 2001-3


Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)


         Subsequent                                Number of               Aggregate             % of Aggregate
         Adjustment Date                           Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         August-2004                                               1                $117,618                    0.82 %
         September-2004                                           25              $2,170,405                   15.10
         November-2004                                             4                $472,067                    3.29
         December-2004                                             6              $1,177,857                    8.20
         January-2005                                             33              $4,173,295                   29.04
         February-2005                                            51              $6,257,869                   43.55
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================



Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)


         Range of Maximum                          Number of               Aggregate              % of Aggregate
         Mortgage Rates (%)                        Mortgage Loans          Principal Balance      Principal Balance
         -------------------------------------------------------------------------------------------------------------
         13.501 - 14.000                                           1                $312,671                    2.18 %
         14.001 - 14.500                                           2                $464,956                    3.24
         14.501 - 15.000                                           4              $1,349,527                    9.39
         15.001 - 15.500                                           5              $1,366,199                    9.51
         15.501 - 16.000                                           4                $809,571                    5.63
         16.001 - 16.500                                           8              $1,606,636                   11.18
         16.501 - 17.000                                          15              $2,996,382                   20.85
         17.000 - 17.500                                           6              $1,542,853                   10.74
         17.501 - 18.000                                          14              $1,076,667                    7.49
         18.001 - 18.500                                           5                $208,540                    1.45
         18.501 - 19.000                                           7                $277,508                    1.93
         19.001 - 19.500                                           8                $345,726                    2.41
         19.501 - 20.000                                          13                $669,180                    4.66
         20.001 and Above                                         28              $1,342,696                    9.34
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================




                                 CWABS 2001-3



Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)


         Initial Periodic                          Number of               Aggregate            % of Aggregate
         Rate Cap (%)                              Mortgage Loans          Principal Balance    Principal Balance
         -------------------------------------------------------------------------------------------------------------
         1                                                        11              $2,460,472                   17.12 %
         1.5                                                     104             $11,279,655                   78.50
         3                                                         5                $628,985                    4.38
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================



Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)


         Subsequent Periodic                       Number of               Aggregate             % of Aggregate
         Rate Cap (%)                              Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         1                                                         8              $1,382,178                    9.62 %
         1.5                                                     112             $12,986,934                   90.38
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================



Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)


         Range of Minimum                          Number of               Aggregate             % of Aggregate
         Mortgage Rates (%)                        Mortgage Loans          Principal Balance     Principal Balance
         -------------------------------------------------------------------------------------------------------------
         6.001 - 7.000                                             1                $312,671                    2.18 %
         7.001 - 8.000                                             6              $1,814,483                   12.63
         8.001 - 9.000                                             7              $1,776,797                   12.37
         9.001 - 10.000                                           22              $4,146,270                   28.86
         10.001 - 11.000                                          22              $3,384,794                   23.56
         11.001 - 12.000                                          11                $514,420                    3.58
         12.001 - 13.000                                          23              $1,076,982                    7.50
         13.001 - 14.000                                          16                $801,214                    5.58
         14.001 - 15.000                                          10                $478,836                    3.33
         15.001 - 16.000                                           1                 $26,850                    0.19
         16.001 - 17.000                                           1                 $35,795                    0.25
         -------------------------------------------------------------------------------------------------------------
         Total                                                   120             $14,369,112                  100.00 %
         =============================================================================================================


                                  EXHIBIT 2

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3




                                Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                         Certificate                       Pass
                              Class          Rate         Beginning      Through      Principal      Interest        Total
  Class         Cusip      Description       Type          Balance       Rate (%)   Distribution   Distribution  Distribution
-----------------------------------------------------------------------------------------------------------------------------------
    A         126671MV5       Senior     Var-Act/360   17,090,297.95      1.700000   3,156,021.14    24,211.26   3,180,232.40
   AIO        126671NH5      Strip IO     Var-30/360   37,490,297.95      5.943700           0.00   185,693.82     185,693.82
    AR        126671NJ1       Senior      Fix-30/360            0.00      1.700000           0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
    M1        126671MW3     Mezzanine    Var-Act/360    6,000,000.00      1.950000           0.00     9,750.00       9,750.00
    M2        126671MX1     Mezzanine    Var-Act/360    3,600,000.00      2.350000           0.00     7,050.00       7,050.00
    B1        126671MY9       Junior     Var-Act/360    3,000,000.00      2.700000           0.00     6,750.00       6,750.00
    B2        126671MZ6       Junior     Var-Act/360    7,800,000.00      3.250000           0.00    21,125.00      21,125.00
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                                               37,490,297.95                 3,156,021.14   254,580.08   3,410,601.22
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------
                 Current                      Cumulative
                Realized                       Realized
  Class           Loss      Ending Balance      Losses
-----------------------------------------------------------------
    A                 0.00   13,934,276.81         0.00
   AIO                0.00   34,334,276.81         0.00
    AR                0.00            0.00         0.00
-----------------------------------------------------------------
    M1                0.00    6,000,000.00         0.00
    M2                0.00    3,600,000.00         0.00
    B1                0.00    3,000,000.00         0.00
    B2                0.00    7,800,000.00         0.00
-----------------------------------------------------------------
  Totals              0.00   34,334,276.81         0.00
-----------------------------------------------------------------


For Class AIO the interest distribution of $185,693.82 includes the following amounts:

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3




                                           Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning       Scheduled                   Unscheduled         Net        Current
                             Certificate      Certificate      Principal     Accretion      Principal       Principal     Realized
  Class         Cusip          Balance          Balance      Distribution    Principal     Adjustments    Distribution     Losses
-----------------------------------------------------------------------------------------------------------------------------------
    A         126671MV5     219,600,000.00  17,090,297.95     3,156,021.14       0.00          0.00        3,156,021.14     0.00
   AIO        126671NH5     240,000,100.00  37,490,297.95             0.00       0.00          0.00                0.00     0.00
    AR        126671NJ1             100.00           0.00             0.00       0.00          0.00                0.00     0.00
-----------------------------------------------------------------------------------------------------------------------------------
    M1        126671MW3       6,000,000.00   6,000,000.00             0.00       0.00          0.00                0.00     0.00
    M2        126671MX1       3,600,000.00   3,600,000.00             0.00       0.00          0.00                0.00     0.00
    B1        126671MY9       3,000,000.00   3,000,000.00             0.00       0.00          0.00                0.00     0.00
    B2        126671MZ6       7,800,000.00   7,800,000.00             0.00       0.00          0.00                0.00     0.00
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                    240,000,100.00  37,490,297.95     3,156,021.14       0.00          0.00        3,156,021.14     0.00
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------
                   Ending           Ending
                Certificate       Certificate
  Class           Balance           Factor
-----------------------------------------------
    A           13,934,276.81    0.06345299094
   AIO          34,334,276.81    0.14305942710
    AR                   0.00    0.00000000000
-----------------------------------------------
    M1           6,000,000.00    1.00000000000
    M2           3,600,000.00    1.00000000000
    B1           3,000,000.00    1.00000000000
    B2           7,800,000.00    1.00000000000
-----------------------------------------------
  Totals        34,334,276.81
-----------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3



                                           Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------
              Beginning        Pass       Accrued      Cumulative                   Total             Net
             Certificate     Through      Optimal        Unpaid       Deferred     Interest        Prepayment
  Class        Balance       Rate (%)     Interest      Interest      Interest       Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------
    A        17,090,297.95   1.700000     24,211.26       0.00           0.00      24,211.26          0.00
   AIO       37,490,297.95   5.943700    185,692.55       0.00           0.00     185,692.55          0.00
    AR                0.00   1.700000          0.00       0.00           0.00           0.00          0.00
------------------------------------------------------------------------------------------------------------------
    M1        6,000,000.00   1.950000      9,750.00       0.00           0.00       9,750.00          0.00
    M2        3,600,000.00   2.350000      7,050.00       0.00           0.00       7,050.00          0.00
    B1        3,000,000.00   2.700000      6,750.00       0.00           0.00       6,750.00          0.00
    B2        7,800,000.00   3.250000     21,125.00       0.00           0.00      21,125.00          0.00
------------------------------------------------------------------------------------------------------------------
  Totals     37,490,297.95               254,578.81       0.00           0.00     254,578.81          0.00
------------------------------------------------------------------------------------------------------------------






-----------------------------------------
              Unscheduled
                Interest       Interest
  Class        Adjustment        Paid
-----------------------------------------
    A             0.00         24,211.26
   AIO            0.00        185,693.82
    AR            0.00              0.00
-----------------------------------------
    M1            0.00          9,750.00
    M2            0.00          7,050.00
    B1            0.00          6,750.00
    B2            0.00         21,125.00
-----------------------------------------
  Totals          0.00        254,580.08
-----------------------------------------


          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


                                            Current Payment Information
                                                Factors per $1,000
--------------------------------------------------------------------------------------------------------------------
                                 Original           Beginning Cert.
                                Certificate             Notional              Principal              Interest
  Class         Cusip             Balance               Balance             Distribution           Distribution
--------------------------------------------------------------------------------------------------------------------
    A         126671MV5     219,600,000.00            77.824671903          14.371680965            0.110251619
   AIO        126671NH5     240,000,100.00           156.209509704           0.000000000            0.773723947
    AR        126671NJ1             100.00             0.000000000           0.000000000            0.000000000
--------------------------------------------------------------------------------------------------------------------
    M1        126671MW3       6,000,000.00         1,000.000000000           0.000000000            1.625000000
    M2        126671MX1       3,600,000.00         1,000.000000000           0.000000000            1.958333333
    B1        126671MY9       3,000,000.00         1,000.000000000           0.000000000            2.250000000
    B2        126671MZ6       7,800,000.00         1,000.000000000           0.000000000            2.708333333
--------------------------------------------------------------------------------------------------------------------
  Totals                    240,000,100.00           156.209509704          13.150082604            1.060749891
--------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------
                   Ending Cert.              Pass
                     Notional               Through
  Class              Balance               Rate (%)
-----------------------------------------------------
    A              63.452990938           1.700000
   AIO            143.059427100           5.943700
    AR              0.000000000           1.700000
-----------------------------------------------------
    M1          1,000.000000000           1.950000
    M2          1,000.000000000           2.350000
    B1          1,000.000000000           2.700000
    B2          1,000.000000000           3.250000
-----------------------------------------------------
  Totals          143.059427100
-----------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


------------------------------------------------------------------------------
Pool Level Data
Distribution Date                                                 8/25/04
Cut-off Date                                                      8/ 1/01
Determination Date                                                8/ 1/04
Accrual Period 30/360                             Begin           7/ 1/04
                                                  End             8/ 1/04
Number of Days in 30/360 Accrual Period                           30

Accrual Period Actual Days                        Begin           7/26/04
                                                  End             8/25/04
Number of Days in Actual Accrual Period                           30
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                Collateral Information               Group 1


Cut-Off Date Balance                                             240,000,100.00

Beginning Aggregate Pool Stated Principal Balance                 37,490,297.95
Ending Aggregate Pool Stated Principal Balance                    34,334,276.81

Beginning Aggregate Certificate Stated Principal Balance          37,490,297.95
Ending Aggregate Certificate Stated Principal Balance             34,334,276.81

Beginning Aggregate Loan Count                                              364
Loans Paid Off or Otherwise Removed Pursuant to PSA                          17
Ending Aggregate Loan Count                                                 347

Beginning Weighted Average Loan Rate (WAC)                            9.702785%
Ending Weighted Average Loan Rate (WAC)                               9.745532%

Beginning Net Weighted Average Loan Rate                              8.181436%
Ending Net Weighted Average Loan Rate                                 8.205053%

Weighted Average Maturity (WAM) (Months)                                    304

Servicer Advances                                                    108,985.20

Aggregate Pool Prepayment                                          3,121,635.19
Pool Prepayment Rate (CPR)                                              64.8042

------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3




----------------------------------------------------------------------------------------------------------------------------------
                     Delinquency Information                                                  Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                         Balance                                           2,594,256.62                       7.555880%
                                   # of loans                                                  24                       6.916427%

60-89 Days                         Balance                                              87,021.68                       0.253454%
                                   # of loans                                                   2                       0.576369%

90+ Days                           Balance                                             287,153.35                       0.836346%
                                   # of loans                                                   9                       2.593660%

Total                              Balance                                           2,968,431.65                       8.645680%
                                   # of loans                                                  35                      10.086455%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                     Foreclosure Information                                                  Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                         Balance                                                   0.00                       0.000000%
                                   # of loans                                                   0                       0.000000%

60-89 Days                         Balance                                             779,055.67                       2.269032%
                                   # of loans                                                   5                       1.440922%

90+ Days                           Balance                                           2,997,274.72                       8.729686%
                                   # of loans                                                  19                       5.475504%

Total                              Balance                                           3,776,330.39                      10.998718%
                                   # of loans                                                  24                       6.916427%
----------------------------------------------------------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


----------------------------------------------------------------------------------------------------------------------------------
                     Bankruptcy Information                                                   Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                         Balance                                              19,028.05                       0.055420%
                                   # of loans                                                   1                       0.000000%

60-89 Days                         Balance                                             489,714.41                       1.426313%
                                   # of loans                                                   3                       0.000000%

90+ Days                           Balance                                           2,771,248.53                       8.071376%
                                   # of loans                                                  21                       0.000000%

Total                              Balance                                           3,279,990.99                       9.553109%
                                   # of loans                                                  25                       0.000000%
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                         REO Information                                                      Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                         Balance                                                   0.00                       0.000000%
                                   # of loans                                                   0                       0.000000%

60-89 Days                         Balance                                                   0.00                       0.000000%
                                   # of loans                                                   0                       0.000000%

90+ Days                           Balance                                           1,848,593.10                       5.384104%
                                   # of loans                                                  20                       0.000000%

Total                              Balance                                           1,848,593.10                       5.384104%
                                   # of loans                                                  20                       0.000000%
----------------------------------------------------------------------------------------------------------------------------------

                                                      Page 4

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


----------------------------------------------------------------------------------------------------------------------------------
                                                        Aggregate Book Value / Loss Info
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Group 1

Book Value of all REO Loans                                                                             0.00
Percentage of Total Pool Balance                                                                   0.000000%

Current Realized Losses                                                                                 0.00
Additional (Gains)/Losses                                                                               0.00
Cumulative Losses                                                                                       0.00
----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                  Credit Enhancement Information
----------------------------------------------------------------------------------------------------------------------------------
Protection                                    Original                                              Current

Bankruptcy Loss                                   0.00                                                 0.00
Bankruptcy Percentage                        0.000000%                                            0.000000%
Credit/Fraud Loss                                 0.00                                         2,400,001.00
Credit/Fraud Loss Percentage                 0.000000%                                            6.990102%
Special Hazard Loss                               0.00                                                 0.00
Special Hazard Loss Percentage               0.000000%                                            0.000000%
----------------------------------------------------------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


-------------------------------------------------------------------------------
                            Class Subordination Levels
-------------------------------------------------------------------------------

Class                                    Original                     Current
-----                                    --------                     -------

Class A                            219,600,100.00               13,934,276.81
Class A Percentage                     91.500004%                  40.584157%

Class M1                             6,000,000.00                6,000,000.00
Class M1 Percentage                     2.499999%                  17.475248%

Class M2                             3,600,000.00                3,600,000.00
Class M2 Percentage                     1.499999%                  10.485149%

Class B1                             3,000,000.00                3,000,000.00
Class B1 Percentage                     1.249999%                   8.737624%

Class B2                             7,800,000.00                7,800,000.00
Class B2 Percentage                     3.249999%                  22.717822%

-------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


-------------------------------------------------------------------------------
      Certificate Account - Deposits
-------------------------------------------------------------------------------
Beginning Balance                                                        0.00

Payments of Interest and Principal                               3,456,715.47
Liquidation Proceeds                                                     0.00
All Other Proceeds                                                       0.00
Other Amounts                                                            0.00
                                                                 ------------
Total Deposits                                                   3,456,715.47
-------------------------------------------------------------------------------
     Certificate Account - Withdrawals
Reimbursement of Servicer Advances                                       0.00
Payment of Master Servicer Fees                                     13,462.89
Payment of Sub Servicer Fees                                         7,057.69
Payment of Other Fees                                                    0.00
Payment of Insurance Premium(s)                                          0.00
Payment of Personal Mortgage Insurance                              25,594.93
Other Permitted Withdrawals per the PSA                                  0.00
Payment of Principal and Interest                                3,410,601.22
                                                                 ------------
Total Withdrawals                                                3,456,716.74

Ending Balance                                                          -1.27

-------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


-------------------------------------------------------------------------------
                       PPIS/Compensating Interest Detail
-------------------------------------------------------------------------------
                                                                       Group 1
                                                                       -------

Total Gross Prepayment Interest Shortfall                             2,158.07
Compensation for Gross PPIS from Servicing Fees                       2,158.07
Other Gross PPIS Compensation                                             0.00
----------------------------------------------                        --------

Total Net PPIS (Non-Supported PPIS)                                       0.00

-------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3


-------------------------------------------------------------------------------
          Seller Loss Coverage Obligation Group 1
-------------------------------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                       7,800,003.25
Group 1 Current Loss Amount                                          15,083.36
Group 1 Cumulative Loss Amount                                    1,443,361.75
Group 1 Seller Loss Coverage Remaining Balance                    6,356,641.50
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
             Step-Down and Trigger Event Detail
-------------------------------------------------------------------------------

Has Step-Down Occurred? (1 = YES, 0 = NO)                                    0

Has Trigger Event Occurred (1 = YES, 0 = NO)                                 0

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 Prefunding Information
-------------------------------------------------------------------------------


Beginning Prefunded Amount                                                0.00
Ending Prefunded Amount                                                   0.00
-------------------------------------------------------------------------------

          THE                                       Distribution Date: 8/25/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                   Countrywide Home Loans
Associate:  AnnMarie Cassano             Asset Backed Certificates
            212-815-8318                       Series 2001-3



                            Loan Level Loss Detail

Group      Loan ID   Liquidation Balance   Liquidation Proceeds  Realized Loss
-----      -------   -------------------   --------------------  -------------

Group 1
             N/A